CSC ANNOUNCES MERGER WITH ENTERPRISE SERVICES SEGMENT OF
HEWLETT PACKARD ENTERPRISE TO CREATE GLOBAL IT SERVICES LEADER

Strategic Combination of Two Complementary Businesses
Will Create Greater Value for Clients, Partners and Shareholders,
Growth Opportunities for Employees

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CSC and the Enterprise Services segment of Hewlett Packard Enterprise (HPE) to create leading pure-play global IT services company, uniquely positioned to lead clients on their digital transformations;

•	New company expected to have annual revenues of $26 billion and more than 5,000 clients in 70 countries, covering every major global region;

•	Combined company expected to produce first-year synergies of approximately $1 billion post-close, with a run rate of $1.5 billion by the end of year one;

•	CSC and HPE shareholders each will own approximately 50 percent of shares in the new company;

•	Agreements between HPE and the new company to ensure ongoing beneficial relationship; and

•	Mike Lawrie to become chairman, president and CEO of combined company; Meg Whitman to join the new company’s board; board appointments will be split equally between nominees of HPE and CSC.

TYSONS, Va., May 24, 2016–CSC (NYSE: CSC) today announced that its Board of Directors has unanimously approved a plan to merge the company with the Enterprise Services segment of Hewlett Packard Enterprise (HPE).

The strategic combination of the two complementary businesses will create one of the world’s largest pure-play IT services companies, uniquely positioned to lead clients on their digital transformations. The new company is expected to have annual revenues of $26 billion and more than 5,000 clients in 70 countries.

The merger is expected to be completed by the end of March 2017, subject to shareholder and regulatory reviews and approvals. Following the transaction, CSC and HPE shareholders each will own approximately 50 percent of the new company’s shares. The transaction is intended to be tax-free to CSC and HPE and their respective shareholders for federal income tax purposes.

Today’s announcement comes six months after CSC separated into two publicly traded companies: CSC, to serve commercial and government clients globally, and CSRA, which serves public sector clients in the United States. Both CSC and HPE’s Enterprise Services segments have been on upward trajectories, showing significant improvements in financial performance and client satisfaction scores.

Following completion of the transaction, Mike Lawrie, who currently serves as chairman, president and CEO of CSC, will become chairman, president and CEO of the new company. Meg Whitman, HPE’s president and CEO, will join the new company’s Board of Directors, which will be split equally between nominees of CSC and HPE. CSC’s current CFO, Paul Saleh, will continue in that role after the transaction closes. Mike Nefkens, the current EVP and GM of HPE

Enterprise Services, will report to Lawrie and will become a key part of the new company’s executive team. Other executives and directors, as well as the name of the company, will be announced at a later date.

“Our proposed merger with HPE Enterprise Services is a logical next step in CSC’s transformation,” Lawrie said. “As a more powerful and versatile global technology services business, the new company will be well positioned to innovate, compete and serve clients in a rapidly changing marketplace. We are excited by the great potential this merger brings to our people, clients, partners and investors, and by the opportunity to strengthen our relationship and collaboration with HPE.”

“The ‘spin-merger’ of HPE Enterprise Services with CSC is the right next step for HPE and our customers,” said Whitman. “Enterprise Services’ customers will benefit from a stronger, more versatile services business, better able to innovate and adapt to an ever-changing technology landscape. As two companies with global scale, strong balance sheets and a focus on innovation, both HPE and the new company will be well positioned as leaders in their respective markets.”

Creating a Global IT Services Leader
The combination of CSC and HPE’s Enterprise Services segment will create a new company with substantial scale to serve clients more efficiently and effectively worldwide. By combining, both companies can more rapidly accelerate their already-improved financial and operational performance.

For clients, the new company will offer enhanced global access to world-class, next-generation offerings – combined with deep industry experience in key industry sectors.

The merging of these businesses will offer:

•	World-class strength in customer service and IT operations – among the safest pair of hands in the industry, deploying a broader set of resources and expertise to benefit clients;

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Market-leading industry and technology expertise – industry leading experience and IP in areas such as financial services, healthcare and life sciences, transportation, consumer products, and insurance, helping customers transform faster;

•	Global scale – operating 85 delivery centers and 95 data centers across 70 countries, providing access to the most efficient IT services in the world;

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Technology independence and best-in-class capabilities in next-generation cloud, security, application development and modernization, big data and analytics, mobility, workplace, and sophisticated business process and IT services;

•	Combined leadership bringing deep turnaround experience and transformation capabilities, customer relationships, sales/GTM, industry and functional expertise;

•	Expanded best-of-breed technology partnerships that provide greater choice of solutions; and

•	Enhanced innovation, R&D, and investment opportunities for new services and solutions.

CSC’s Go-Forward Strategy Post-Separation
Today’s announcement represents a major step in the post-separation strategy outlined by CSC’s leadership last fall. At that time, the company positioned itself as a next-generation IT services company built specifically to respond to a changing market – one that is driving clients to move rapidly toward digital transformation.

In just the six months since separation, CSC has taken decisive steps to equip the company to take clients on this digital journey, positioning itself as a true next-generation leader in the markets, industries and practice areas it serves. CSC has:

•	Stood up vertically integrated businesses in healthcare and insurance to take full advantage of its IP and existing market leadership;

•	Created CeleritiFinTech, a joint venture with HCL, to do the same in banking;

•	Acquired UXC, making CSC one of the largest IT services companies in the Australia-New Zealand region;

•	Acquired Xchanging Plc, a UK-based provider of insurance software and business process services, creating the number one provider of core insurance solutions globally; and

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Acquired Fixnetix and Fruition Partners to bolster its leadership in banking and capital markets and service management, respectively. Together, Fruition and UXC make CSC the world leader in service management solutions. Yesterday, the company also announced its acquisition of Aspediens, Europe’s leading provider of technology-enabled solutions for the service-management sector.

“Clients are feeling the pressure to digitally transform their enterprises to meet new business demands and customer expectations,” Lawrie noted. “They need a partner with the innovation, scale, leadership and dependability to answer the challenge.

“As a pure play, the combined company will be built to lead digital transformations using next-generation technology solutions from both companies,” Lawrie continued. “It will be able to operate independent of any single hardware provider, while partnering with the world’s leading technology providers, including HPE.”

About the Transaction
The transaction between CSC and HPE is expected to deliver approximately $8.5 billion to HPE’s shareholders on an after-tax basis. This includes an equity stake in the newly combined company valued at more than $4.5 billion, a cash dividend of $1.5 billion, and the assumption of $2.5 billion of debt and other liabilities related to the HPE Enterprise Services segment.

The merger of the two businesses is expected to produce first-year synergies of approximately $1 billion post-close, with a run rate of $1.5 billion by the end of year one. There is an opportunity for additional synergies in subsequent years. As owners of approximately 50 percent of the merged company, HPE shareholders will share in the value of the synergies, as well as future growth in earnings.

RBC Capital Markets is serving as financial advisor to CSC, and Allen & Overy LLP is serving as legal advisor.

For More Information

For more insights into today’s announcement, watch this video message from Mike Lawrie and Meg Whitman. Download the infographic for additional information.

HPE Investment Community Conference Call
HPE will extend its conference call to discuss its fiscal second quarter financial results today and to elaborate on the transaction; the call will start at 4:30 p.m. Eastern Daylight Time (EDT). Mike Lawrie, CSC chairman, president and CEO, will participate in the call to discuss this transaction along with HPE management. For webcast details, go to www.investors.hpe.com.

CSC Fourth Quarter 2016 Results Analyst Call Rescheduled for 5:30 p.m. EDT Today
The CSC senior management conference call and webcast, originally scheduled for 5 p.m. EDT today, will now begin at 5:30 p.m. EDT. The dial-in number for domestic callers is 888-244-2416. Callers who reside outside of the United States or Canada should dial 913-312-1384. The passcode for all participants is 3124172. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 31, 2016. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 3124172. A replay of this webcast will also be available on CSC’s website.

CSC will release financial results for the fourth quarter and fiscal year 2016 today at approximately 4:30 p.m. EDT.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

About HPE
HPE is an industry-leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Additional Information and Where to Find It
In connection with the proposed transaction, Everett SpinCo, Inc., a wholly-owned subsidiary of Hewlett Packard Enterprise created for the transaction (“Spinco”), will file with the SEC a registration statement on Form S-4/S-1 containing a prospectus and CSC will file with the SEC a proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the prospectuses and proxy statement (when available) and other documents filed with the SEC by CSC, Hewlett Packard Enterprise and Spinco at the SEC’s

web site at http://www.sec.gov. Free copies of these documents, once available, and each of the companies’ other filings with the SEC, may also be obtained from CSC’s web site at www.csc.com.

This communication is not a solicitation of a proxy from any investor or security holder. However, CSC, Hewlett Packard Enterprise, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from stockholders of CSC in respect of the proposed transaction under the rules of the SEC. Information regarding CSC’s directors and executive officers is available in CSCs 2015 Annual Report on Form 10-K filed with the SEC on June 8, 2015, and in its definitive proxy statement for its annual meeting of stockholders filed on June 26, 2015. Information regarding Hewlett Packard Enterprise’s directors and executive officers is available in Hewlett Packard Enterprise’s 2015 Annual Report on Form 10-K filed with the SEC on December 17, 2015, and in its definitive proxy statement for its annual meeting of stockholders filed on February 12, 2016. These documents as well as other documents filed by CSC, Hewlett Packard Enterprise or Spinco with the SEC can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statements, prospectuses and proxy statement and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.”  These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. Many factors could cause actual results to differ materially from such forward-looking statements with respect to the transaction announced above including risks relating to the completion of the transaction on anticipated timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, inability to achieve expected synergies, loss of revenues, delay or business disruption caused by difficulties in integrating the businesses of CSC and Enterprise Services . For a written description of risk factors that could cause actual result in CSC’s business to differ materially from forward looking statements regarding those matters, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

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CSC Contacts

•	Media: Rich Adamonis, +1.862.228.3481, radamonis@csc.com

•	Investors and Financial Analysts: Neil DeSilva, +1.703.641.3000, neildesilva@csc.com

•	Industry Analysts: Michaela Lowe, +1.703.459.7269, mlowe22@csc.com